AMENDMENT TO THE
ADVISORS SERIES TRUST
AMENDED AND CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 3rd of December, 2015, to the Amended and Restated Custody Agreement, dated as of December 6, 2012, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Amended Exhibit W attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the listed series of the Trust to add the O’Shaughnessy Market Leaders Value Fund and the O’Shaughnessy Small Cap Value Fund; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit W is hereby superseded and replaced with Amended Exhibit W attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST		U.S. BANK N.A.

By:	/s/ Douglas G. Hess	By:	/s/ Michael R. McVoy

Name: Douglas G. Hess		Name: Michael R. McVoy

Title: President		Title: Senior Vice President

O’Shaughnessy

Amended Exhibit W to the
Separate Series of Advisors Series Trust Custody Agreement

Name of Series
O’Shaughnessy Small/Mid Cap Growth Fund
O’Shaughnessy Enhanced Dividend Fund
O’Shaughnessy All Cap Core Fund
O’Shaughnessy Global Equity Fund
O’Shaughnessy Emerging Markets Fund
O’Shaughnessy International Equity Fund
O’Shaughnessy Market Leaders Value Fund
O’Shaughnessy Small Cap Value Fund

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at June, 2010

Annual Fee Based Upon Market Value Per Fund*
.50 basis point on average daily market value
Minimum annual fee per fund - $___
Plus portfolio transaction fees

Portfolio Transaction Fees
$___ per book entry DTC transaction/Federal Reserve transaction/U.S. Bank repo agreement transaction
$___ per principal paydown
$___ per short sale
$___ per option/future contract written, exercised or expired
$___ per mutual fund trade/Fed wire/margin variation Fed wire
$___ per physical transaction
$___ per segregated account per year

■    A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
■    No charge for the initial conversion free receipt.
■    Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, and extraordinary expenses based upon complexity.

Fees are billed monthly.
*Not Subject to annual CPI increase, Milwaukee MSA.

No advisor signature required as the domestic and global fees are not changing at December 3, 2015.

O’Shaughnessy

Amended Exhibit W (continued) to the Separate Series of Advisors Series Trust Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at June, 2010
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	___	$___	Latvia	Bonds	___	$___
Australia	All	___	$___	Lebanon	All	___	$___
Austria	All	___	$___	Lithuania	All	___	$___
Bahrain	All	___	$___	Luxembourg	All	___	$___
Bangladesh	All	___	$___	Malaysia	All	___	$___
Belgium	All	___	$___	Mali*	All	___	$___
Benin*	All	___	$___	Malta	All	___	$___
Bermuda	All	___	$___	Mauritius	All	___	$___
Botswana	All	___	$___	Mexico	All	___	$___
Brazil	All	___	$___	Morocco	All	___	$___
Bulgaria	All	___	$___	Namibia	All	___	$___
Burkina Faso*	All	___	$___	Netherlands	All	___	$___
Canada	All	___	$___	New Zealand	All	___	$___
Cayman Islands*	All	___	$___	Niger*	All	___	$___
Channel Islands*	All	___	$___	Nigeria	All	___	$___
Chile	All	___	$___	Norway	All	___	$___
China“A” Shares	All	___	$___	Oman	All	___	$___
China“B” Shares	All	___	$___	Pakistan	All	___	$___
Columbia	All	___	$___	Peru	All	___	$___
Costa Rica	All	___	$___	Philippines	All	___	$___
Croatia	All	___	$___	Poland	All	___	$___
Cyprus*	All	___	$___	Portugal	All	___	$___
Czech Republic	All	___	$___	Qatar	All	___	$___
Denmark	All	___	$___	Romania	All	___	$___
Ecuador	All	___	$___	Russia	Equities/Bonds	___	$___
Egypt	All	___	$___	Russia	MINFIN	___	$___
Estonia	All	___	$___	Senegal*	All	___	$___
Euromarkets(3)	All	___	$___	Singapore	All	___	$___
Finland	All	___	$___	Slovak Republic	All	___	$___
France	All	___	$___	Slovenia	All	___	$___
Germany	All	___	$___	South Africa	All	___	$___
Ghana	All	___	$___	South Korea	All	___	$___
Greece	All	___	$___	Spain	All	___	$___
Guinea Bissau*	All	___	$___	Sri Lanka	All	___	$___
Hong Kong	All	___	$___	Swaziland	All	___	$___
Hungary	All	___	$___	Sweden	All	___	$___
Iceland	All	___	$___	Switzerland	All	___	$___
India	All	___	$___	Taiwan	All	___	$___
Indonesia	All	___	$___	Thailand	All	___	$___
Ireland	Equities	___	$___	Togo*	All	___	$___
Ireland	Gov’t Bonds	___	$___	Trinidad & Tobago*	All	___	$___
Israel	All	___	$___	Tunisia	All	___	$___
Italy	All	___	$___	Turkey	All	___	$___
Ivory Coast	All	___	$___	UAE	All	___	$___
Jamaica*	All	___	$___	United Kingdom	All	___	$___
Japan	All	___	$___	Ukraine	All	___	$___
Jordan	All	___	$___	Uruguay	All	___	$___
Kazakhstan	All	___	$___	Venezuela	All	___	$___
Kenya	All	___	$___	Vietnam*	All	___	$___
Latvia	Equities	___	$___	Zambia	All	___	$___
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

O’Shaughnessy

Amended Exhibit W (continued) to the Separate Series of Advisors Series Trust Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES
ANNUAL FEE SCHEDULE (continued) at June, 2010

Base Fee - A monthly base charge of $ ___ per account (fund) will apply.
■	Fee is expressed in basis points per annum where one basis point equals one hundredth of one percent (.___%) and is calculated based upon month-end market value, unless stated otherwise.
■	A transaction is defined as a receipt or delivery versus payment, a free receive or deliver, maturities, or security transaction related to corporate events.
■
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).

−	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

For non-US resident clients investing in the U.S. market: Fees for US custody are provided on the basis that if assets are held in an omnibus account for multiple underlying clients, the Client will take the necessary action to attain Qualified Intermediary (QI) status for US IRS withholding tax purposes.  Should the Client fail to take the necessary action, the fee quoted would be subject to review, and all costs incurred by The Bank of New York in fulfilling its obligations under the US regulations would be passed to the Client.  Please refer to the separate Non-Resident Alien (NRA) fee schedule.

Note: For the clients who are the sole beneficial owner of the assets held in their account with The Bank of New York and the client has provided a “W8Ben” form per account stating their ownership of the assets, the above will not apply.

Cash Transactions:
■	Currency Trade - $___ per transaction
■	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a third party will be charged $___.

Standard Non-U.S. Proxy Services Fees:
■	Notification	$___
■	Vote	$___
■	Relationship Set Up Fee	$___

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $___ per claim.

O’Shaughnessy

Amended Exhibit W (continued) to the Separate Series of Advisors Series Trust Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES

ANNUAL FEE SCHEDULE (continued) at June, 2010

Communication Fees:
■	SWIFT Reporting and Message Fees – The following fees will apply in respect of client requested SWIFT reports and messages:
	−	Cash Reporting
		●	MT900 – Cash Debit Advice	$___ each
		●	MT910 – Cash Credit Advice	$___ each
		●	MT940 – Detail Cash Statement	$___ per message
		●	MT950 – Cash Statement	$___ per message
	−	Securities Position Reporting
		●	MT535 – Statement of Holdings	$___ per message
(One MT535 will be issued per account per month free of charge)
		●	MT536 – Statement of Transactions	$___ per message
		●	MT537 – Statement of Pendings	$___ per message
	−	Confirmations
		●	MT544 – Receive Free Confirm	$___ per message
		●	MT545 – Receive Against Payment Confirm	$___ per message
		●	MT546 – Deliver Free Confirm	$___ per message
		●	MT547 – Deliver Against Payment Confirm	$___ per message
	−	Facsimile Reporting Fees
		●	Corporate Actions Notifications	$___ per notification
		●	Cash and Securities Reports	$___ per page

Out of Pocket Expenses
■
Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

■
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

*NOT subject to Annual CPI increase, Milwaukee, MSA

O’Shaughnessy